UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2014 (August 29, 2014)

The WhiteWave Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Seventeenth Street Suite 1000

Denver, CO 80202

(Address of principal executive offices, Zip code)

(303) 635-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Existing Credit Agreement

As previously disclosed, The WhiteWave Foods Company, a Delaware corporation (“WhiteWave”), entered into a Credit Agreement dated as of October 12, 2012 with the subsidiary guarantors identified therein, Bank of America, N.A., as administrative agent, and the other lenders party thereto (as amended to date, the “Existing Credit Agreement”).

On August 29, 2014 (the “Amendment Date”), WhiteWave entered into the Third Amendment to Credit Agreement with Bank of America, N.A., as administrative agent, and the subsidiary guarantors, lenders and voting participants party thereto (the “Amendment”; the Existing Credit Agreement as amended by the Amendment, the “Credit Agreement”). WhiteWave entered into the Amendment to take advantage of current market conditions in order to extend maturities, increase liquidity and gain additional operating flexibility. The pricing under the Existing Credit Agreement was not modified in the Amendment.

The Amendment provides for, among other things:

(i)	an extension of the maturity date of the current term A-1 credit facility and the revolving credit facility to August 29, 2019 and an extension of the maturity date of the current term A-2 credit facility and term A-3 credit facility (which has been reclassified as part of the term A-2 credit facility under the Amendment) to August 29, 2021,

(ii)	loans under the term A-1 credit facility and the term A-2 credit facility of $250,000,000 and $750,000,000, respectively, and commitments under the revolving credit facility of $1,000,000,000 (constituting an increase of $25,000,000 in term loans and $150,000,000 in revolving commitments), and

(iii)	modifying the maximum consolidated net leverage ratio so that it is initially set at 4.00 to 1.00, with a step down to 3.75 to 1.00 beginning with the fiscal quarter ended March 31, 2016; provided that (x) upon the incurrence of certain indebtedness, such ratio will increase to 5.00 to 1.00 and (y) such ratio is subject to certain additional adjustments in connection with acquisitions, both as set forth in the Credit Agreement, and adding a maximum consolidated senior secured net leverage ratio covenant, to become effective upon the incurrence of certain indebtedness, which shall be set at 4.00 to 1.00 following such incurrence and will step down to 3.75 to 1.00 after five full fiscal quarters have elapsed from the date of such incurrence.

The foregoing description of the terms of the Credit Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment (including Annex I attached thereto), attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Third Amendment to Credit Agreement, dated as of August 29, 2014, by and among the Company, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders and voting participants party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 2, 2014

THE WHITEWAVE FOODS COMPANY

By:	/s/ Kelly J. Haecker
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated as of August 29, 2014, by and among the Company, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders and voting participants party thereto.